UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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NGP Capital Resources Company

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NGP Capital Resources Company Sets Meeting Date to

Approve New Investment Advisor

Houston, Texas, August 21, 2014 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (NASDAQ: NGPC) (the “Company”) today announced that its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Monday, September 29, 2014 at 10:00 a.m. Central Time at the Four Seasons Hotel located at 1300 Lamar Street, Houston, Texas. The record date for determining stockholders entitled to vote at the Annual Meeting will be August 20, 2014.

Among the items to be voted upon at the Annual Meeting is the proposal to approve the proposed investment advisory agreement between the Company and Oak Hill Advisors, L.P. (“OHA”), pursuant to which OHA would be appointed as the Company’s new investment advisor. OHA is a leading independent investment firm specializing in a broad range of fixed income investments across a wide spectrum of industries throughout the U.S. and Europe. On July 21, 2014, the Company announced an agreement with OHA, which is subject to approval by our stockholders and other conditions. Pursuant to the agreement and subject to the terms and conditions set forth therein, including stockholder approval, the Company and OHA will enter into a series of agreements and transactions to be closed simultaneously, that will result in the following:

•	OHA will become the investment advisor and administrator for the Company, under a new investment advisory agreement and a new administration agreement;

•	The Company’s Board of Directors will be replaced by a new slate of five directors appointed by OHA;

•	The Company will change its name to “OHA Investment Corporation”; and

•	An affiliate of OHA will purchase $5 million of Company common stock, of which $1 million will be purchased at closing, in newly issued shares at a price equal to the Company’s net asset value per share. The remaining $4 million will be purchased in open market transactions within one year after closing, or in newly issued shares at the Company’s net asset value per share if not purchased within such one-year period.

The appointment of OHA as our new investment advisor is subject to the approval of our stockholders, and the closing of these transactions is subject to customary lender and regulatory approvals and the satisfaction of customary closing conditions.

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. We principally invest in private companies and from time to time, we may also invest in public companies. We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments. Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management (“NGP ECM”). Founded in 1988, NGP ECM is a premier investment franchise in the natural resources industry, which together with its affiliates has managed approximately $13 billion in cumulative committed capital since inception. NGP ECM’s investment platform includes Natural Gas Partners, NGP Global Agribusiness Partners, NGP Capital Resources Company and NGP Energy Technology Partners, L.P. More information can be found at www.ngpenergycapital.com.

About Oak Hill Advisors, L.P.

Oak Hill Advisors, L.P. is a leading independent investment firm specializing in high yield bonds, leveraged loans, direct lending, distressed investments, mortgage strategies and corporate structured products throughout the United States and Europe. OHA manages credit hedge funds, long-only funds, distressed funds, other specialty credit funds and customized mandates. The firm employs a fundamental value-oriented strategy focused on credit analysis, relative value analysis, risk-adjusted return generation, loss avoidance and active risk management that has been in place for more than two decades. More information can be found at www.oakhilladvisors.com.

Additional Information and Where to Find It

A copy of the preliminary proxy statement of the Company was filed with the SEC on July 21, 2014. The Company will file a definitive proxy statement with the SEC, which will also be mailed to the stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (WHEN IT IS AVAILABLE) CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTIONS. Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when it is available) and other relevant documents filed by the Company with the Securities and Exchange Commission (the “SEC”) at the SEC’s website at www.sec.gov or under the Investor Relations section of the Company’s website at www.ngpcrc.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transactions. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company's preliminary proxy statement and will be set forth in the definitive proxy statement relating to the proposed transactions.

Forward-Looking Statements

This press release may contain forward-looking statements. We may use words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing or likelihood of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the SEC.

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q, the preliminary proxy statement and the definitive proxy statement (when it is available) referenced above and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT:

Please send investment proposals to:

NGP Capital Resources Company 713-752-0062

Steve Gardner (sgardner@ngpcrc.com),

Michael Brown (mbrown@ngpcrc.com), or

Hans Hubbard (hhubbard@ngpcrc.com).

INVESTOR RELATIONS CONTACT:

L. Scott Biar (investor_relations@ngpcrc.com), 713-752-0062.